Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Check the appropriate box:

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        permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

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☐    Soliciting Material Under Rule 14a-12

SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Telephone: (704) 752-4400

Facsimile: (704) 752-4405

March 24, 2003

Fellow Stockholders:

You are cordially invited to attend the SPX Corporation 2003 Annual Meeting of Stockholders on Wednesday, April 23, 2003 at 9:00 a.m. (Eastern Time), at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

The principal business of the Annual Meeting will be to elect one director to serve for a three-year term and to approve the SPX Corporation 2003 Stock Incentive Plan. The 2003 Plan would replace both our 2002 Stock Compensation Plan and our 1997 Non-Employee Directors’ Compensation Plan. Accordingly, the number of shares issuable under the 2003 Plan would equal the number of shares that currently remain available for future issuance under the 2002 and 1997 Plans. No further grants could be made under the 2002 Plan or the 1997 Plan once the 2003 Plan is adopted.

All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the affairs of SPX.

Sincerely,

John B. Blystone

Chairman, President and

Chief Executive Officer

SPX Corporation

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Wednesday, April 23, 2003

9:00 a.m.

Ballantyne Resort Hotel

10000 Ballantyne Commons Parkway

Charlotte, North Carolina 28277

The purpose of our Annual Meeting is to:

1.	Elect one director for a three-year term; and
2.	Approve the 2003 Stock Incentive Plan, which effectively merges and replaces our 2002 Stock Compensation Plan and our 1997 Non-Employee Directors’ Compensation Plan.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 7, 2003. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002.

By Order of the Board of Directors,

Christopher J. Kearney

Vice President, Secretary

and General Counsel

Charlotte, North Carolina

March 24, 2003

SPX Corporation

Proxy Statement

This proxy statement and form of proxy are first being sent to stockholders on or about March 24, 2003.

The information contained in this proxy statement reflects the 2-for-1 split of our common stock on October 24, 2002.

Questions and Answers

What am I voting on?

We are soliciting your vote on:

•	the election of one director for a three-year term; and

•	the approval of the 2003 Stock Incentive Plan, which effectively merges and replaces our 2002 Stock Compensation Plan and our 1997 Non-Employee Directors’ Compensation Plan.

Who is entitled to vote?

Stockholders at the close of business on March 7, 2003 (the record date) are entitled to vote. On that date, there were 80,789,529 shares of SPX common stock outstanding.

How many votes do I have?

Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 7, 2003, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O’Leary to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominee, FOR the approval of the 2003 Stock Incentive Plan and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O’Leary.

May I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.
2.	Submit another proxy with a later date.
3.	Vote by telephone or Internet after you have given your proxy.
4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called “broker non-votes”) are considered “shares present” for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Election of Director:  A majority of the shares present or represented by proxy at the Annual Meeting must approve the election of the director. If you do not want to vote your shares for the nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of the nominee for director, an abstention will have the effect of a vote against the proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

Approval of the 2003 Stock Incentive Plan:  Approval of our Stock Incentive Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the approval of the Plan. Uninstructed shares are not entitled to vote on this matter, and, therefore, a broker non-vote will have no effect.

How do I submit a stockholder proposal?

You must submit a proposal to be included in our proxy statement for the 2004 annual meeting no later than November 25, 2003. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2004 annual meeting. We must receive your proposal in writing on or after November 25, 2003 but no later than December 25, 2003. If you submit your proposal after the deadline and we choose to consider it at the meeting, then the SEC rules permit individuals named in the proxies solicited by SPX’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal, but they are not required to do so.

To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

If you wish to recommend a nominee for director for the 2004 annual meeting, our Secretary must receive your written nomination on or before December 25, 2003. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained D.F. King & Company, Inc. to assist us in soliciting proxies for a fee of $7,500 plus expenses.

Election of Directors

Six directors currently serve on our Board of Directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect one director. He will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. The remaining five directors will continue to serve on the Board as described below. The nominee, John B. Blystone, is currently an SPX director.

Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Mr. Blystone. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for the nominee, your shares will be voted FOR that other person. The Board does not anticipate that the nominee will be unable to serve. The nominee and continuing directors have provided the following information about themselves.

Nominees

John B. Blystone, 49, has been Chairman, President and Chief Executive Officer of SPX since 1995. He is Chairman of the Board of Directors of Inrange Technologies Corporation, a director of Worthington Industries, Inc. and The Blystone Foundation, and a trustee of the Paul C. Johnson Foundation. Mr. Blystone joined the Board of SPX in 1995.

Directors Continuing Until 2004 Annual Meeting

Sarah R. Coffin, 50, is Senior Vice President Global Sourcing, Human Resources and Information Technology of Noveon, Inc., a global producer of performance polymer systems and adhesives. From 1998 to 2002, she was Group President Specialty Plastics and Polymer Additives, Senior Vice President and General Manager Performance Coatings with BF Goodrich Performance Materials Company/Noveon, Inc., a manufacturer of performance polymer systems and additives. From 1994 until joining BF Goodrich in 1998, Ms. Coffin was Vice President, Specialty Group, with H.B. Fuller Company. She has been a director of SPX since 1995.

Charles E. Johnson II, 67, is a co-owner of the G&L Acquisition Company, a fast food restaurant business, and a partner in PBJ Realty LLC, the real estate owner for G&L Acquisition Company restaurants. He was formerly President and co-owner of CEJ Holdings, Inc., the principal asset of which was commercial real estate. Mr. Johnson is a director of Hackley Hospital and the President and a director of the Paul C. Johnson Foundation. He has served on SPX’s Board since 1976.

David P. Williams, 68, is the retired Vice Chairman of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame components, air bag components, automotive heating accessories and cold weather starting aids. From 1995 until becoming Vice Chairman in 1999, Mr. Williams was President and Chief Operating Officer of The Budd Company. He is a director of The Budd Company and Lason Systems, Inc. Mr. Williams has served as a director of SPX since 1992.

Directors Continuing Until 2005 Annual Meeting

J. Kermit Campbell, 64, is currently Chairman of Bering Truck Corporation, whose principal business is the manufacturing and marketing of light, medium and heavy duty trucks. From 1992 through 1995, he was Chief Executive Officer of The Prince Group. He is a director of Bering Truck Corporation, Advanced Information Systems, Inc. and Irwin Union Bank. Mr. Campbell also is a Trustee and the Chairman of the Board of Hope College and a director of Eagle Village. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 55, has been Corporate Vice President and Executive Chief Staff Officer – Developing Markets Operations, Xerox Corporation since 2001. Previously, Mr. Fullwood held various other management positions with Xerox. He is a director of Threshold, the United Way of Greater Rochester, the Rochester Urban League, the Rochester Boy Scouts of America and Xerox Foundation. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Meetings and Committees of the

Board of Directors

The Board of Directors met six times during 2002. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit, compensation, governance and retirement funds committees. In addition, in February 2003, the Board established an independent nominating committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served. Frank A. Ehmann retired from the Board effective August 28, 2002.

Audit Committee

Meetings in 2002:	6

Members:	J. Kermit Campbell, Chairman
Emerson U. Fullwood
Charles E. Johnson II (Chairman through February 26, 2003)

Function:

The Audit Committee is responsible for ensuring the integrity of the financial information reported by SPX. The committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The committee also meets with management, the independent auditors and the internal audit staff to review audit results and opinions as well as financial, accounting and internal control matters. The committee has adopted a charter that specifies the composition and responsibilities of the committee. The charter is attached to this proxy statement as Appendix A. Additional information on the committee and its activities is set forth in the Audit Committee Report on page 26.

Compensation Committee

Meetings in 2002:	3

Members:	David P. Williams, Chairman
J. Kermit Campbell
Sarah R. Coffin
Frank A. Ehmann (Chairman and member through August 28, 2002)
Emerson U. Fullwood (member commencing August 28, 2002)

Function:

The Compensation Committee approves the compensation program for SPX’s senior management, including executive employment agreements, stock option grants and other awards under the Stock Compensation Plan, as well as awards under the EVA Incentive Compensation Plan.

Governance Committee

Meetings in 2002:	2

Members:	Charles E. Johnson II, Chairman
John B. Blystone
J. Kermit Campbell (Chairman from August 28, 2002 to February 26, 2003)
Frank A. Ehmann (member through August 28, 2002)
David P. Williams (Chairman through August 28, 2002)

Function:

The Governance Committee considers the size, structure and composition of the Board, recommends changes in director compensation to the Board and determines selection and retention criteria for directors.

Nominating Committee

Meetings in 2002:	Not applicable.

Members:	J. Kermit Campbell, Chairman
David P. Williams

Function:

The Nominating Committee, which is comprised of independent (as defined in the listing standards of the New York Stock Exchange) members of the Board, is responsible for director nominations, including reviewing any nominations submitted by stockholders.

Retirement Funds Committee

Meetings in 2002:	2

Members:	Sarah R. Coffin, Chairman
J. Kermit Campbell (Chairman and member through August 28, 2002)
Emerson U. Fullwood

Function:	The Retirement Funds Committee reviews the investment performance, actuarial assumptions and funding practices of SPX’s pension, healthcare and defined contribution plans.

Board Policies

As part of its commitment to good corporate governance, the Board of Directors has codified several of its practices into formal Board policies. We believe that these policies will strengthen our Board. The Board will continue to review its policies from time to time and modify or expand them as its thinks appropriate.

Retirement Policy

It is the policy of the Board of Directors that continued membership on the Board presupposes reasonably active participation at meetings of the Board of Directors and its committees and in directing the management of the business and affairs of SPX. Accordingly, the Board has adopted a policy that requires non-employee directors to retire from the Board at the conclusion of their term following their 70th birthday. Directors who are employees of SPX are required to retire from the Board on the date that their employment with SPX terminates.

Change in Status Policy

The Board believes that a director’s ability to serve as a member of the Board may be affected by certain changes in the director’s status or personal circumstances. Therefore, the Board has adopted a policy that requires a director to tender his or her resignation to the Chairman of the Board upon the occurrence of any of the following:

•	a substantive change in the director’s career or vocation;

•	the director, or any company of which he or she is (or within the preceding two years was) an executive officer, general partner or director, becoming the subject of a bankruptcy or insolvency proceeding;

•	the director being convicted in a criminal proceeding (other than traffic violations or other minor offenses);

•	the director being (1) enjoined (and the injunction is not dissolved or the order entering it is not reversed, suspended or vacated) from engaging in any type of business practice or from engaging in any activity in connection with the purchase or sale of any security, or in connection with any violation of federal or state securities laws, (2) found by a court to have violated federal or state securities laws, or (3) named as a defendant in any proceeding seeking such an injunction or alleging such a violation;

•	the director, or any company of which he or she is an executive officer or general partner, being named a plaintiff in any court proceeding brought against SPX or any customer of SPX; or

•	the director becoming an executive officer or director of a competitor or customer of SPX.

In the event that a director tenders his or her resignation due to one of these circumstances, the Chairman of the Board would request that the Governance Committee make a recommendation to the Board as to whether or not the resignation should be accepted. The Board would then consider the recommendation of the Governance Committee and make a decision regarding the acceptance of the resignation.

Non-employee directors also are encouraged to limit the number of other boards (excluding non-profit organizations) on which they serve, taking into account their potential board attendance, participation and effectiveness on these boards. Accordingly, non-employee directors will advise the Chairman of the Board in advance of accepting an invitation to serve on another board.

Charitable Solicitation Policy

It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director soliciting the contribution personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

Director Compensation

Directors who are SPX employees receive no compensation for their services as directors. We currently compensate non-employee “outside” directors under the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan. If our stockholders approve the 2003 Stock Incentive Plan, we will compensate non-employee directors under that plan instead. The material terms of the 2003 Plan are described in this proxy statement beginning on page 27. In addition, we reimburse non-employee directors for the expenses of carrying out their duties.

Under the Non-Employee Directors’ Compensation Plan, every year we grant each non-employee director an option to purchase shares of SPX common stock. In 2002, we granted each director an option to purchase 4,000 shares of SPX common stock. The exercise price of each option is the closing stock price on the date it is granted. We will grant each new non-employee director an option to purchase 4,000 shares of SPX common stock when he or she is elected. A maximum of 150,000 shares of SPX stock is available for option grants under the Directors’ Plan. Directors may exercise these options six months after the grant date, or earlier upon a change of control as described in the Directors’ Plan. After a non-employee director ceases to be a director, the options remain exercisable until the earlier of the third-year anniversary (first-year anniversary in the event of death) of that date or ten years from the grant date. If the 2003 Plan is approved, each non-employee director will be eligible to receive options, stock appreciation rights, stock awards (including restricted stock, restricted stock units, performance shares or performance units) and cash payments under that plan subject to the terms, conditions and limitations established by the Compensation Committee.

Under the Directors’ Plan, each non-employee director also receives an annual cash payment of $40,000 plus an additional cash payment determined by reference to the SPX Corporation EVA Incentive Compensation Plan, which is described in the Compensation Committee Report on Executive Officers’ Compensation on page 24. The additional payment, if any, equals the target bonus multiplied by the multiple earned by our Chief Executive Officer for that year under the EVA Plan. This additional payment is made to the non-employee director at the same time and in the same manner as bonuses are paid under the EVA Plan, including application of the bonus reserve provisions. A non-employee director will receive his or her bonus bank balance if he or she ceases to be a director. A non-employee director may defer receipt of the annual cash payment and the additional cash payment at his or her option. The target bonus is $20,000, unless the Compensation Committee sets another target amount for a calendar year. If the 2003 Plan is approved, each non-employee director instead would receive these cash payments under the 2003 Plan.

Upon a change of control, any deferred cash payments and bonus reserve amounts would be paid in a lump sum within 30 days of the change of control. In addition, each outstanding award held by a non-employee director would become fully vested and, if applicable, immediately exercisable.

In 2002, the non-employee director target bonus was $10,000. The amount of the additional cash payment (declared bonus) earned by non-employee directors was $40,654. The plan credits the declared bonus to the bonus bank. If the resulting bonus bank balance is positive, the plan pays out an amount equal to the target bonus plus one-third of any remaining positive bonus bank balance. As a result, in 2002, each non-employee director’s bonus bank was credited with the declared bonus of $40,654. Since the resulting bonus bank balances were positive, each non-employee director received a cash payment equal to the target bonus of $10,000 plus one-third of his or her bonus bank balance, or from $21,414 to $22,414, depending on his or her bonus bank balance.

As noted above, under the Director’s Plan, a non-employee director receives his or her bonus bank if he or she ceases to be a director. In 2002, Frank A. Ehmann retired from the Board. His declared bonus was pro rated for the period prior to retirement and the sum of $23,718 was credited to his bank. The entire $60,304 balance of his bonus bank was paid to him.

Under the Directors’ Retirement Plan, which the Board terminated at the end of 1996, a director retiring with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect on the retirement date. A director retiring with more than five but less than ten years of service receives a proration of the ten-year amount. Benefits begin on the later of the director’s sixty-fifth birthday or retirement from the Board. Directors also will receive certain lump-sum payments in the event of a change of control as described in the Retirement Plan. We have established a trust to ensure payment of benefits under this plan. Current directors who were covered by the Retirement Plan will receive benefits upon their retirement based on the value of their vested benefits at the Retirement Plan’s termination.

Ownership of Common Stock

Directors and Executive Officers

The following table shows how much of the common stock of SPX and of the Class B common stock of Inrange Technologies Corporation, which is a publicly traded subsidiary of SPX, the named executive officers, the directors and all executive officers and directors as a group beneficially owned as of January 31, 2003. The named executive officers are the Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2002.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of SPX shares beneficially owned by Messrs. Blystone, O’Leary, Kearney, Foreman and Kling and by all directors and executive officers as a group include shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

The percent of SPX common stock owned is based on 80,676,084 shares outstanding as of January 31, 2003. The percent of Inrange Class B common stock owned is based on 6,505,118 shares outstanding as of the same date. The percent of Inrange voting power is based on 75,633,333 shares of Class A common stock with five votes per share and 6,505,118 shares of Class B common stock with one vote per share.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned		Options Exercisable Within 60 Days	Total	Percent of Class	Percent of Voting Power

John B. Blystone SPX Common Stock Inrange Class B Common	1,034,712 10,000	(1)	2,677,306 700,000	3,712,018 710,000	4.5 9.9	4.5 *

J. Kermit Campbell SPX Common Stock Inrange Class B Common	13,210 10,000		21,824 7,000	35,034 17,000	* *	* *

Sarah R. Coffin SPX Common Stock Inrange Class B Common	5,780 10,000		25,812 7,000	31,592 17,000	* *	* *

Robert B. Foreman SPX Common Stock Inrange Class B Common	8,360 3,500		104,630 70,000	112,990 73,500	* *	* *

Emerson U. Fullwood SPX Common Stock Inrange Class B Common	400 10,000		16,000 7,000	16,400 17,000	* *	* *

Charles E. Johnson II SPX Common Stock Inrange Class B Common	82,332 5,000	(2)	22,918 7,000	105,250 12,000	* *	* *

Christopher J. Kearney SPX Common Stock Inrange Class B Common	29,652 10,000	(3)	170,660 70,000	200,312 80,000	* *	* *

Lewis M. Kling SPX Common Stock Inrange Class B Common	7,960 10,000	(4)	133,824 70,000	141,784 80,000	* *	* *

Patrick J. O’Leary SPX Common Stock Inrange Class B Common	39,412 10,000		478,544 200,000	517,956 210,000	* 3.1	* *

David P. Williams SPX Common Stock Inrange Class B Common	15,522 10,000		22,978 7,000	38,500 17,000	* *	* *

All directors and executive officers as a group (12 persons) SPX Common Stock Inrange Class B Common	1,305,612 108,500		4,084,816 1,222,000	5,390,428 1,330,500	6.4 17.2	6.4 *

*	Less than 1.0.

(1)	Does not include 380 shares held by The Blystone Foundation as to which Mr. Blystone disclaims beneficial ownership. Mr. Blystone, his wife and Mr. Kearney are directors of The Blystone Foundation.

(2)	Includes 39,360 shares owned by Mr. Johnson’s wife.

(3)	Does not include 642 shares owned by Mr. Kearney’s sons as to which Mr. Kearney disclaims beneficial ownership.

(4)	Includes 470 shares owned by Mr. Kling’s wife.

Other Principal SPX Stockholders

This table shows, as of January 31, 2003, the only stockholder that we know to be a beneficial owner of more than 5% of SPX common stock based on information filed with the SEC on Schedule 13G. The percent of class held is based on 80,676,084 shares of SPX common stock outstanding on that date.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

Janus Capital Management LLC 100 Fillmore Street Denver, Colorado 80206	4,180,680	(1)	5.2

(1)	Janus Capital Management LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has an indirect 50.1% ownership stake in Enhanced Investment Technologies LLC (“INTECH”), which is also a registered investment adviser. Janus Capital has sole voting and dispositive power as to 4,164,680 of the shares and shares voting and dispositive power as to the remaining 16,000 shares with INTECH.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that SPX’s executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 2002, except that Mr. Kearney filed a Form 4 to report his May 14, 2002 transactions that, due to a clerical error, did not include four of his transactions on that day. Specifically, the Form 4 failed to report the exercise of two employee stock options and the subsequent sale of the shares acquired through those exercises. That error has been corrected in an amendment to the Form 4 so that the Form 4 summarizing Mr. Kearney’s May 14, 2002 transactions is in agreement with the Form 144 that was filed on the date of the transactions and was, in fact, correct.

Executive Compensation

This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of SPX.

Summary Compensation

	Annual Compensation			Long-Term Compensation Awards			All Other Compensation(2)

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options(1)

John B. Blystone Chairman, President and Chief Executive Officer	2002 2001 2000	$1,400,000 1,150,000 900,000	$4,194,688 3,196,252 1,962,720	$48,850,000(3) — —	200,000 152,333 1,185,485 700,000	(4)	$1,451,780 158,923 152,592

Patrick J. O’Leary Vice President, Finance, Treasurer and Chief Financial Officer	2002 2001 2000	$700,000 600,000 479,028	$1,608,275 1,270,246 865,589	— — —	70,000 77,336 576,984 200,000	(4)	$1,436,701 72,126 69,572

Christopher J. Kearney Vice President, Secretary and General Counsel	2002 2001 2000	$420,000 350,000 300,000	$787,441 626,821 471,817	— — —	50,000 46,434 288,895 70,000	(4)	$1,164,311 58,136 44,025

Robert B. Foreman Vice President, Human Resources	2002 2001 2000	$400,000 350,000 300,000	$711,678 549,669 355,940	— — —	51,988 26,320 275,000 70,000	(4)	$2,036,441 72,047 44,418

Lewis M. Kling President, Communication and Technology Systems	2002 2001 2000	$400,000 350,000 265,000	$459,752 633,444 542,261	— — —	50,000 25,000 276,911 70,000	(4)	$50,798 71,053 44,549
(1)	Consists of options to acquire SPX common stock, except as otherwise indicated.
(2)	All Other Compensation in 2002 consists of matching contributions to the SPX retirement and savings plans and, for the following individuals, one-time payments to compensate for expenses (including loss on sale of home) related to the relocation of SPX’s corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina as follows: Mr. Blystone, $1,221,967; Mr. O’Leary, $1,338,188; Mr. Kearney, $1,111,965; and Mr. Foreman, $1,988,957.
(3)	As of December 31, 2002, Mr. Blystone owned 1,000,000 shares of restricted stock with an aggregate value of $37,450,000. The shares vest in five equal annual installments commencing on July 3, 2007. Mr. Blystone will receive dividends on the restricted stock to the extent any are paid on SPX common stock.
(4)	Consists of options to acquire Class B common stock of Inrange Technologies Corporation.

Option Grants in 2002

This table gives information relating to SPX option grants during 2002 that were made to the executive officers listed in the Summary Compensation Table. These individuals did not receive grants of Inrange options during 2002.

Name	Individual Grants							Grant Date Present Value(1)

	Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2002	Date of Grant	Exercise Price Per Share	Vesting Date When Option First Exercisable	Expiration Date

John B. Blystone	200,000		6.09	1/2/02	$69.43	1/2/03	1/1/12	$6,718,936

Patrick J. O’Leary	70,000		2.13	1/2/02	$69.43	1/2/03	1/1/12	$2,351,628

Christopher J. Kearney	50,000		1.52	1/2/02	$69.43	1/2/03	1/1/12	$1,679,734

Robert B. Foreman	50,000 1,988	(2)	1.52 0.06	1/2/02 5/13/02	$69.43 67.70	1/2/03 5/13/02	1/1/12 5/9/09	$1,679,734 65,122

Lewis M. Kling	50,000		1.52	1/2/02	$69.43	1/2/03	1/1/12	$1,679,734

(1)	The estimated grant date present value of each option granted is calculated using the Black-Scholes model. The model assumes: (a) an expected option term of six years, or the remaining option term, if less; (b) a 4.07% interest rate, which was the average yield on six-year government bonds during the year; (c) a stock volatility of 0.444, which was SPX’s historical volatility at the beginning of the year, based on six years of monthly price and dividend data; and (d) a 0% dividend yield. The model does not adjust for vesting requirements, non-transferability or forfeiture risk.

(2)	This option was granted as a “reload option” to replace shares surrendered in payment of the exercise price and withholding tax obligations with respect to an option exercise. Under the terms of the 2002 Stock Compensation Plan, the shares surrendered become available for reissuance. Therefore, the surrender of shares and the corresponding issuance of “reload options” have no net effect on the number of shares available for issuance under the plan.

The options listed in the preceding table were granted on the dates indicated. All of the SPX options were granted pursuant to the SPX Corporation 2002 Stock Compensation Plan or its predecessor plan, the 1992 Stock Compensation Plan. The options granted under the plan are non-qualified options with a ten-year term. The exercise price for options granted under the plan equals the fair market value of SPX stock on the date the options were granted. The options vest as to one-third of the shares underlying the option on each of the first, second and third anniversaries of the grant date. Upon exercise, the executive officer may surrender some of the shares of SPX stock he or she received, or may surrender already owned shares in order to pay the exercise price and withholding tax obligations and receive a “reload option” for the number of shares surrendered. A reload option has an exercise price equal to the then-current market value, is fully vested when granted, and expires at the same time that the exercised option would have expired.

Option Exercises in 2002 and

2002 Year-End Option Values

We designed our Stock Compensation Plan to encourage employees to exercise their options and convert them into share ownership. This table provides information regarding the exercise of options during 2002 by the CEO and the other four most highly compensated executives. The “value realized” is the difference between the option exercise price and the price of SPX common stock or Inrange Class B common stock on the date of exercise multiplied by the number of shares subject to the option. The “value of unexercised in-the-money options at year end 2002” is the difference between the option exercise price and $37.45 (the price of SPX common stock on the last trading day of the year), or $2.35 (the price of Inrange Class B common stock on the last trading day of the year), multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

Name	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at Year End 2002		Value of Unexercised In-the-Money Options at Year End 2002

			Exercisable	Unexercisable	Exercisable	Unexercisable

John B. Blystone SPX Options Inrange Options	0 0	— —	2,677,306 700,000	4,176,666 0	$11,338,313 —	— —

Patrick J. O’Leary SPX Options Inrange Options	235,000 0	$7,203,496 —	478,544 200,000	2,070,000 0	— —	— —

Christopher J. Kearney SPX Options Inrange Options	52,368 0	$1,849,921 —	170,660 70,000	749,998 0	— —	$506,600 —

Robert B. Foreman SPX Options Inrange Options	96,764 0	$3,185,949 —	104,630 70,000	749,998 0	— —	— —

Lewis M. Kling SPX Options Inrange Options	0 0	— —	133,824 70,000	549,998 0	$190,688 —	— —

Pension Plans

You can determine the annual pension benefits payable to the executive officers named in the Summary Compensation Table from the table below. Their estimated years of credited service at normal retirement age are as follows: Mr. Blystone, 23 years; Mr. O’Leary, 26 years; Mr. Kearney, 23 years; Mr. Foreman, 23 years; and Mr. Kling, 13 years. Covered compensation is based on salary and bonus as shown in the Summary Compensation Table.

	Years of Credited Service

Final Three-Year Average Compensation	15 Years	20 Years	25 Years	30 Years	35 Years

$800,000	$480,000	$480,000	$480,000	$480,000	$480,000
900,000	540,000	540,000	540,000	540,000	540,000
1,000,000	600,000	600,000	600,000	600,000	600,000
1,200,000	720,000	720,000	720,000	720,000	720,000
1,400,000	840,000	840,000	840,000	840,000	840,000
1,600,000	960,000	960,000	960,000	960,000	960,000
1,800,000	1,080,000	1,080,000	1,080,000	1,080,000	1,080,000
2,200,000	1,320,000	1,320,000	1,320,000	1,320,000	1,320,000
2,600,000	1,560,000	1,560,000	1,560,000	1,560,000	1,560,000
3,000,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
3,400,000	2,040,000	2,040,000	2,040,000	2,040,000	2,040,000
3,800,000	2,280,000	2,280,000	2,280,000	2,280,000	2,280,000
4,200,000	2,520,000	2,520,000	2,520,000	2,520,000	2,520,000
4,600,000	2,760,000	2,760,000	2,760,000	2,760,000	2,760,000
5,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000

The annual retirement benefits are computed on the basis of a joint and 100% survivor annuity and may be reduced by the executive’s primary Social Security benefit. The benefits shown in the table are payable from SPX’s qualified pension plan and Supplemental Retirement Plan for officers and other key executives at the normal retirement age of 65. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions from age 60 that approximate actuarial values.

Employment Agreement

We are party to an employment agreement with Mr. Blystone that took effect on January 1, 1997. The employment agreement had an initial term of five years, expiring on December 31, 2001. Pursuant to the terms of the employment agreement, its expiration date is automatically extended by one day for each day that elapses after December 31, 1998, resulting in a running three-year term. The employment agreement permits us to give Mr. Blystone notice of our intention to stop the automatic extension, in which case the employment agreement will expire three years from the date of our notice to him.

Under the agreement, we paid Mr. Blystone a base salary of $1,400,000 in 2002. We are not permitted to reduce Mr. Blystone’s annual salary at any time during the term of the employment agreement. During the term of his employment, he is eligible for an annual cash bonus based upon the terms of the bonus plan as in effect from time-to-time for our senior executives, as adopted by the Board of Directors and administered by the Compensation Committee. The terms of the EVA Plan as they affect Mr. Blystone may not be changed without his consent. Any annual bonus for Mr. Blystone must be based on a target award equal to 100% of his annual base salary midpoint.

In connection with entering into this agreement, in February 1997, the Compensation Committee granted Mr. Blystone an option to purchase a total of 1,000,000 shares of SPX stock, at various exercise prices. The option has a ten-year term and became fully vested on January 1, 2002. The option grant was not made under the 1992 Stock Compensation Plan. Mr. Blystone will continue to receive annual option awards under the 1992 Stock Compensation Plan (or any successor plan) and may receive additional non-plan grants. In addition, pursuant to an amendment to his employment agreement, on July 3, 2002, the Compensation Committee granted Mr. Blystone 1,000,000 shares of restricted SPX common stock.

If Mr. Blystone resigns without good reason or we terminate his employment for cause, he will receive the compensation and benefits earned to date, but will forfeit any unvested options, restricted stock or other unvested benefits. If Mr. Blystone dies or is disabled, he will receive the compensation and benefits earned to date and full payment of his individual bonus bank balance under the EVA Plan, and all options, restricted stock and other equity or incentive compensation awards will fully vest, with two years to exercise the options.

If, in the absence of a change of control, we terminate Mr. Blystone’s employment without cause or if he resigns for good reason, he will receive the following items in addition to those payable after termination for death or disability:

•	a cash bonus payment for the year of termination, calculated as a pro rata portion of his target annual bonus for the year of termination;

•	a lump sum payment equal to three times his annual salary and three times his target annual bonus for the year of termination;

•	continuation of employee benefits and senior executive perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

•	immediate vesting of benefits under the Supplemental Retirement Plan with credit for three additional years of service and for the salary and bonus reflected by the severance compensation lump sum salary and bonus payments;

•	outplacement services; and

•	a stock depreciation right that obligates us to pay him the amount by which the average closing price of SPX common stock during the five trading days prior to the termination of his employment exceeds his gross selling price for shares of SPX common stock (including any shares acquired by option exercises) so long as he within 20 days after termination gives us written notice of his intention to sell.

In the event of certain terminations following a change of control, Mr. Blystone will be entitled to the benefits specified in the change-of-control severance agreement discussed below.

For purposes of the employment agreement, cause is defined as (1) commission of an act materially and demonstrably detrimental to the goodwill of SPX that constitutes gross negligence or willful misconduct in the performance of his material duties, (2) commission of a material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment at the expense of SPX, or (3) conviction of a felony involving moral turpitude (other than a conviction based entirely on vicarious liability).

For purposes of the employment agreement, good reason is defined as (1) the failure to re-elect Mr. Blystone as Chairman, President and Chief Executive Officer and as a director, (2) assignment of duties inconsistent with his position, authority, duties or responsibilities, or any other action by SPX that results in a substantial diminution of his position, authority, duties or responsibilities, (3) any substantial failure by us to comply with any of the provisions of the employment agreement, (4) SPX giving him notice to stop further operation of the automatic extension of the employment agreement, or (5) any change in the current EVA Plan without his consent. In addition, during the sixty-day period immediately after a change of control (as defined in the employment agreement), any termination by Mr. Blystone will be deemed to be for good reason.

Change-of-Control Severance Agreements

We have entered into change-of-control severance agreements with our executive officers, including Messrs. Blystone, O’Leary, Kearney, Foreman and Kling. The change-of-control severance agreements provide for the payment of compensation and benefits if the executive’s employment terminates following a change of control. In Mr. Blystone’s case, his change-of-control severance agreement only modifies his employment agreement to the extent that it provides him with greater benefits than his employment agreement.

In the event of a termination for any reason following a change of control, the executive will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement, termination by SPX for cause or termination by the executive other than for good reason, the executive will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

•	a lump sum payment equal to three times the greater of (1) his annual salary just prior to the change of control, or (2) his annual salary at the time of termination;

•	a lump sum payment equal to three times the greatest of: (1) the highest of his earned bonus amounts under the EVA Plan for the three years immediately preceding the termination year, (2) his target bonus under the EVA Plan for the termination year, or (3) his earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

•	the continuation of employee benefits and senior executive perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

•	for three years, life insurance in an amount equal to twice his final annual salary; and for the rest of his life, life insurance in an amount equal to his final salary;

•	immediate vesting of benefits under our pension plan and supplemental pension plan with credit for three additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

•	lump sum payment of all balances under the Supplemental Retirement Savings Plan;

•	immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and a period of up to two years to exercise the options;

•	outplacement services; and

•	payment of his full individual bonus bank balance under the EVA Plan.

For purposes of the change-of-control severance agreements, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of SPX’s securities (including in an exchange or tender offer); approval by the shareholders of SPX of (1) liquidation of SPX, (2) the sale of all or substantially all of SPX’s assets, (3) a merger or consolidation (except where SPX’s stockholders continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

For purposes of the change-of-control severance agreements, cause is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to SPX, monetarily or otherwise, or (3) conviction of a felony that impairs ability to substantially perform duties.

For purposes of the change-of-control severance agreements, good reason is defined as (1) assignment by SPX of duties inconsistent with the executive’s duties, responsibilities and status as of the day prior to the change of control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the executive’s most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure of SPX to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of the elected officers of SPX (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure of SPX to obtain the agreement of a successor company to assume all obligations under the change-of-control severance agreements, or (8) a purported termination by SPX that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning thirty days after a change of control, any termination by the executive will be deemed to be for good reason.

Loans Associated with Relocation

In connection with the relocation of our corporate headquarters to Charlotte, North Carolina, we offered each of our employees who relocated the opportunity to borrow money from SPX, in varying amounts depending on level of employment, to finance the purchase of his or her primary residence in North Carolina. Our Board of Directors approved the relocation loan program, and the Compensation Committee approved the participation of our executive officers in the program, in August 2001. These loans are interest free (except in the event of a default), have a twenty-year term and are secured by a mortgage on the residence. The employee is generally not required to pay the principal until the maturity date. In the event that the employee ceases to be an employee of SPX, sells the residence, purchases a different principal residence or is transferred from SPX’s headquarters, we may send the employee a written notice requiring the employee to repay the note in full within 150 days following the date of the notice. In the event of the death or permanent disability of the employee or a change of control of SPX, we will forgive the note and pay the employee or his estate an amount equal to the employee’s tax liability as a result of the loan forgiveness.

We have made relocation home loans under this program to four of our executive officers: Messrs. Blystone, O’Leary, Kearney and Foreman. The principal amount of Mr. Blystone’s loan was $2,500,000 and the principal amount of the loans made to each of Messrs. O’Leary, Kearney and Foreman was $1,500,000. The full principal amount of each of the loans is currently outstanding. These executives will not recognize any imputed income on their loans. The loan program was terminated as of July 30, 2002. As a result, no further loans will be made and the terms of outstanding loans will not be materially modified.

Death Benefit Plan for Key Managers

As part of the total compensation package developed to assist us in attracting and retaining top quality managers, in 1985 we adopted a death benefit plan for certain key managers. As of December 31, 2002, 14 active key managers, including the officers named in the Summary Compensation Table, and 42 retired managers were participating in the plan. If a participant dies before retirement, his or her beneficiary will receive a payment that, when adjusted for income taxes, equals twice the amount of his or her base salary as of the date he or she died. If a participant dies after retirement, his or her beneficiary will receive a payment after adjustment for income taxes equal to one times his or her base salary as of the date of death.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 about SPX common stock that may be issued upon the exercise of options and rights under all of SPX’s existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan) and the 1997 Non-Employee Directors’ Compensation Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain members of SPX senior management and consultants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	6,801,595	$56.63	7,987,574(1)

Equity compensation plans not approved by security holders	11,286,652	$88.68	0

Total(2)	18,088,247	$76.63	7,987,574

(1)	Of this amount, 7,948,574 shares were available for issuance under the 2002 Stock Compensation Plan and 39,000 shares were available for issuance under the 1997 Non-Employee Directors’ Compensation Plan. This amount excludes 1,000,000 shares of unvested restricted stock that were granted pursuant to the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(2)	Excludes 315,076 shares subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $42.82 per share.

Individual Option Arrangements

From time to time we have entered into agreements with certain of our senior management for the grant of stock options outside of our 2002 Stock Compensation Plan. Each of the option agreements provides for the exercise of the option by payment in cash or by delivery of previously owned SPX shares. The options are restricted as to transferability and have accelerated vesting upon a change of control, death or disability. In addition, the options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations). The expiration of these options is accelerated upon death, disability or termination of employment.

On December 18, 1995, in connection with his employment agreement, we granted John B. Blystone an option to purchase 250,000 shares at $7.88 per share. Mr. Blystone has exercised this option as to all 250,000 shares; however, reload options were granted as follows: 8,956 shares immediately exercisable at $58.38 per share, 43,458 shares immediately exercisable at $86.47 per share and 47,906 shares immediately exercisable at $86.00 per share. These options expire on December 17, 2005.

On October 13, 1996, we granted Patrick J. O’Leary an option to purchase 100,000 shares at $15.06 per share. Mr. O’Leary has exercised this option as to all 100,000 shares; however, reload options were granted as to 35,272 shares immediately exercisable at $86.47 per share and 14,740 shares immediately exercisable at $50.01 per share. These options expire on October 13, 2006.

On February 27, 1997, in connection with his employment agreement, we granted Mr. Blystone an option to purchase 500,000 shares at $22.88 per share, 500,000 shares at $30.00 per share, 500,000 shares at $37.50 per share and 500,000 shares at $45.00 per share. The option vested on January 1, 2002 and expires on February 25, 2007.

On April 23, 1997, we granted Mr. O’Leary an option to purchase 140,000 shares at $30.00 per share, 130,000 shares at $37.50 per share and 130,000 shares at $45.00 per share. The option vested on April 22, 2002, and Mr. O’Leary has exercised the option as to all 140,000 shares exercisable at $30.00 per share and as to 60,000 shares exercisable at $37.50 per share. The option expires on April 22, 2007.

On December 10, 1997, we granted Thomas J. Riordan an option to purchase 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested on December 10, 2002 and expires on December 9, 2007.

On August 26, 1998, we granted Charles A. Bowman an option to purchase 30,000 shares at $30.00 per share, 30,000 shares at $37.50 per share and 30,000 shares at $45.00 per share. The option vests on August 26, 2003 and expires on August 25, 2008.

On August 26, 1998, we granted Christopher J. Kearney an option to purchase 68,000 shares at $30.00 per share, 66,000 shares at $37.50 per share and 66,000 shares at $45.00 per share. The option vests on August 26, 2003 and expires on August 25, 2008.

On May 9, 1999, we granted Robert B. Foreman an option to purchase 100,000 shares at $36.69 per share, 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested as to the 100,000 shares exercisable at $36.69 per share on May 10, 2001, and Mr. Foreman has exercised the option as to all of those 100,000 shares. The option vests as to the remainder of the shares on May 10, 2004 and expires on May 9, 2009.

On June 23, 1999, we granted Mr. Blystone an option to purchase 500,000 shares at $60.00 per share, 500,000 shares at $72.50 per share, 500,000 shares at $85.00 per share and 500,000 shares at $97.50 per share. The option vests on June 23, 2004 and expires on June 22, 2009.

On June 23, 1999, we granted Mr. O’Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vests on June 23, 2004 and expires on June 22, 2009.

On August 22, 2000, we granted Mr. Blystone an option to purchase 500,000 shares at $105.00 per share, 500,000 shares at $120.00 per share, 500,000 shares at $135.00 per share and 500,000 shares at $150.00 per share. The option vests on August 22, 2005 and expires on August 21, 2010.

On August 22, 2000, we granted each of Messrs. Foreman, Kearney, Kling and Riordan an option to purchase 125,000 shares at $105.00 per share, 125,000 shares at $120.00 per share, 125,000 shares at $135.00 per share and 125,000 shares at $150.00 per share. Each option vests on August 22, 2005 and expires on August 21, 2010.

On August 22, 2000, we granted Mr. O’Leary an option to purchase 250,000 shares at $105.00 per share, 250,000 shares at $120.00 per share, 250,000 shares at $135.00 per share and 250,000 shares at $150.00 per share. The option vests on August 22, 2005 and expires on August 21, 2010.

On August 4, 1998, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 56,000 shares at $34.0625 per share; the option is fully vested and expires on August 3, 2008. This option has been exercised as to 1,680 shares. On May 4, 2001, we granted Stern Stewart an option to purchase 130,000 shares at $92.10; the option vests on May 4, 2003 and expires on May 3, 2011. Each of the option agreements provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The options are restricted as to transferability. Upon a change of control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $400,000 for the 1998 option and $800,000 for the 2001 option.

On May 17, 1999, we granted Reuben Gutoff, a consultant to SPX, an option to purchase 10,000 shares at $37.375 per share; the option is fully vested and expires on May 16, 2009. On June 1, 2000, we granted Mr. Gutoff an option to purchase 16,000 shares at $55.1875 per share; the option is fully vested and expires on May 31, 2010. On June 1, 2001, we granted Mr. Gutoff an option to purchase 16,000 shares at $59.98 per share; the option is fully vested and expires on May 31, 2011. On June 3, 2002, we granted Mr. Gutoff an option to purchase 16,000 shares at $66.505 per share; the option is fully vested and expires on June 2, 2012. Each of the option agreements provides that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options are restricted as to transferability and provide for the grant upon exercise of replacement options. The expiration of the options is accelerated upon death or in the event that Mr. Gutoff ceases to perform material consulting services for SPX.

On September 13, 1999, we granted European M&A, a consultant to SPX, an option to purchase 2,000 shares at $42.50 per share; the option is fully vested and expires on September 12, 2009. On May 17, 2001, we granted European M&A an option to purchase 2,000 shares at $61.50 per share; the option is fully vested and expires on May 16, 2010. Each of the option agreements provides that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options are restricted as to transferability. The expiration of the options is accelerated in the event that European M&A ceases to perform material consulting services for SPX.

Compensation Committee Report

on Executive Officers’ Compensation

The Compensation Committee of the Board of Directors is composed of four independent non-employee directors. The committee considers and approves SPX’s compensation program for senior management, including executive officers. Key objectives of the committee are to: (1) attract and retain highly qualified executives to manage SPX and its operating divisions; and (2) provide strong financial incentives for senior management to maximize value for SPX’s stockholders. The committee believes that the total compensation program provides strong incentives to maximize stockholder value with a reasonable balance between SPX’s need to retain strong senior management and the cost to stockholders.

Executive compensation consists of base salary, an annual bonus opportunity under the EVA Incentive Compensation Plan and stock options.

Base Salary

Each executive officer receives a base salary, which the Compensation Committee determines annually based on a periodic review of industry competitive market data. The committee studies the industry market data and uses it to guide them in the setting of officer pay, while taking into account experience and performance. The committee most recently reviewed industry data in December 2002.

Annual Bonuses

The EVA Incentive Compensation Plan provides for awards based on improvements in Economic Value Added (EVA). EVA is a measure of operating profit after the deduction of all costs, including the cost of SPX’s debt and equity capital. An EVA Plan bonus has three components: (1) a target bonus; (2) the EVA improvement in excess of expected EVA improvement; and (3) a bonus bank.

The annual bonus for a participant in the EVA Plan is the sum of his or her target bonus plus a share of the excess EVA improvement. Target bonuses are a percentage of the annual salary for each of the executive officer positions. In 2002, those percentages were 100% for the Chief Executive Officer and 60 to 75% for the other executive officers. The excess EVA improvement may be a negative number if the actual amount of EVA improvement falls short of the expected EVA improvement.

The amount of the bonus each executive officer earns is credited to his or her bonus bank balance. The maximum bonus payable to an executive equals the amount of his or her bonus bank, up to the amount of the target bonus, plus one-third of the amount remaining in the bonus bank. He or she automatically receives 80% of that amount and will receive the remaining 20% if he or she has attained individual performance goals. Any portion of the 20% that is not paid is forfeited and is not credited back to the bonus bank.

The beginning balance of an executive officer’s bonus bank for the following year equals the previous year’s balance less the amount of the maximum bonus that he or she may receive. The executive officer receives no bonus when the bonus bank balance is negative. Negative bonus bank balances are carried forward to offset future bonuses. In the event of the death or disability of an executive officer, or a change of control, any positive bonus bank balance is paid to the executive officer or his estate.

Stock Options

Executive officers may receive annual stock option grants based on a fixed number of shares of stock, without regard to the price of the stock at the time of grant. Under this fixed share approach, the number of shares granted is not increased to offset a decline in the stock price or decreased to offset an increase in stock price. In January 2002, the Compensation Committee granted stock options to the executive officers as shown in the table on page 14.

Compensation of the Chairman and Chief Executive Officer

Mr. Blystone received compensation in 2002 in accordance with the terms of his employment agreement, which is described on page 16. He received an annual base salary of $1,400,000 and a bonus under the EVA Plan of $4,194,688.

Mr. Blystone’s EVA target bonus was 100% of his 2002 annual salary. Mr. Blystone received the maximum bonus available to him under the EVA Plan, 80% of which was paid automatically and 20% of which was paid upon the Compensation Committee’s determination that he attained all of his personal performance goals for 2002.

For 2002, Mr. Blystone’s declared bonus was $5,691,560, based on a target bonus of $1,400,000 and the SPX corporate EVA Plan bonus multiple for 2002. His declared bonus was credited to his bonus bank, which had a balance of $4,092,505 at the beginning of 2002.

The EVA Plan pays a maximum of target bonus ($1,400,000) plus one-third of the remaining balance in his bonus bank ($2,794,688) for a total in 2002 of $4,194,688. The remainder of Mr. Blystone’s bonus bank balance, $5,589,377, will be carried forward to 2003.

In addition, on July 3, 2002, Mr. Blystone received an award of 1,000,000 shares of restricted SPX stock. The award was made pursuant to the 2002 Stock Compensation Plan under an amendment to Mr. Blystone’s employment agreement. The restricted shares vest in five annual installments of 200,000 commencing on July 3, 2007.

Deductibility of Compensation

The policy of the Compensation Committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SPX.

Compensation Committee

David P. Williams, Chairman

J. Kermit Campbell

Sarah R. Coffin

Emerson U. Fullwood

Company Performance

This graph shows a five-year comparison of cumulative total returns for SPX, the S&P 500 Composite Index and the S&P Capital Goods Index. The graph assumes an initial investment of $100 on December 31, 1997 and the reinvestment of dividends.

	1997	1998	1999	2000	2001	2002

SPX Corporation	$100.00	$97.10	$117.12	$156.79	$198.41	$108.55

S&P 500	100.00	128.58	155.63	141.46	124.65	97.12

S&P Capital Goods	100.00	114.06	147.07	152.27	136.84	99.19

Audit Committee Report

The Audit Committee of the SPX Board of Directors is composed of three directors who are independent, as defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

Management is responsible for SPX’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SPX’s independent auditors, who are approved by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on SPX’s financial statements.

In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX’s independent auditors. Management represented to us that SPX’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX’s financial statements.

In addition, we have discussed with Deloitte & Touche LLP their independence from SPX and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

We discussed with SPX’s internal and independent auditors the overall scope and plans for their respective audits. We met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee:

J. Kermit Campbell, Chairman

Emerson U. Fullwood

Charles E. Johnson II

Approval of 2003 Stock Incentive Plan

The Board of Directors approved the 2003 Stock Incentive Plan, subject to its approval by our stockholders. This Plan is intended to effectively merge and replace the 2002 Stock Compensation Plan and the 1997 Non-Employee Directors’ Compensation Plan. The Board of Directors believes that adopting the 2003 Plan is in the best interests of stockholders. The 2003 Plan would permit the grant of certain types of stock awards not permitted under the existing plans. This would allow more of our grants to be performance-based awards. For example, the 1997 Plan does not allow the grant of restricted stock, which would be permitted under the 2003 Plan. In addition, unlike the 2002 Plan and 1997 Plan, the 2003 Plan would prohibit the repricing of options.

If stockholders approve the 2003 Plan, no further awards may be granted under the 2002 Plan or the 1997 Plan. The 2003 Plan will not permit the issuance of any more shares than are available under the 2002 Plan and 1997 Plan at the time the 2003 Plan becomes effective. If stockholders do not approve the 2003 Plan, the 2002 Plan and 1997 Plan will remain in effect.

The Board recommends that you approve the 2003 Plan. The following summary of the Plan describes the material features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

The Stock Incentive Plan Generally

The Board approved the Plan, subject to stockholder approval, on February 26, 2003. No awards may be granted under the Plan on a date that is more than ten years after its effective date. The effective date of the Plan will be the date of the Annual Meeting if the stockholders approve the Plan.

Under the Plan, the Compensation Committee may grant stock-based incentives to employees, directors and other individuals providing material services to SPX. Awards under the Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights or stock awards (including restricted stock, restricted stock units, performance shares or performance units) and, in the case of non-employee directors, cash payments.

Shares Available for the Plan

The number of shares of common stock that will be reserved for issuance under the Plan will equal the number of shares remaining available for future grants under the 2002 Plan and the 1997 Plan on its effective date. As of March 7, there were 4,915,974 shares available under the 2002 Plan and 19,000 shares available under the 1997 Plan. If any award under the 2003 Plan, the 2002 Plan or the 1997 Plan expires or is terminated on or after the effective date of the 2003 Plan without the issuance of the shares, then the shares subject to the award will be added to the shares available for issuance under the 2003 Plan. The number of shares that may be issued with respect to options and stock appreciation rights under the Plan to any one participant in a fiscal year may not exceed 2,000,000 shares.

The number of shares that can be issued and the number of shares subject to outstanding awards may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of SPX’s outstanding common stock. In that event, the Compensation Committee also may make appropriate adjustments to any stock appreciation rights, restricted stock or performance units outstanding under the Plan.

Plan Administration

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the committee determines award eligibility, timing and the type, amount and terms of the awards. The committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.

Stock Options

Options under the Plan may be either incentive stock options, as defined under the tax laws, or non-qualified stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay: (1) in cash; (2) by tendering previously owned SPX common stock with a fair market value equal to the exercise price; (3) to the extent permitted by the Compensation Committee, by directing us to withhold shares of SPX common stock with a fair market value equal to the exercise price; or (4) by a combination of these methods. The exercise of an option will result in the surrender of any tandem stock appreciation right.

When a holder exercises options, the Compensation Committee may grant the holder replacement options under the Plan to purchase additional shares of SPX common stock. The number of shares subject to the replacement option would equal the number of shares delivered by the holder (or withheld by us) in satisfaction of the exercise price and the tax withholding obligations of the exercised option. Replacement options are non-qualified options and are subject to the same terms and conditions as the exercised option, except that the per share exercise price of the replacement option will equal the fair market value of SPX stock on the grant date of the replacement option. Upon the exercise of an option outstanding on the Plan’s effective date under the 2002 Plan or the 1997 Plan that has a replacement feature, a replacement option may be awarded under the 2003 Plan.

Except for adjustments to effect stock splits, stock dividends, recapitalizations or similar events, in no event shall the purchase price of an option be decreased after the grant date or surrendered in consideration of a new option grant with a lower exercise price without stockholder approval.

If a participant’s employment terminates due to death, disability or retirement, all of his or her options under the Plan vest and become exercisable and will remain exercisable for the shorter of two years or until their expiration date unless the Compensation Committee determines that a shorter period is appropriate. If employment terminates for any other reason, the committee will determine the length of time, if any, that the participant may exercise options that are exercisable at termination, but that period may not go beyond the expiration dates of the options.

Stock Appreciation Rights

A stock appreciation right allows its holder to receive payment from us equal to the amount by which the fair market value of a share of SPX common stock exceeds the exercise price of the right on the exercise date. The exercise price may not be less than the fair market value of SPX common stock on the grant date of the right. At the time of grant, we may establish a maximum amount per share payable upon exercise of a right. If a participant’s employment terminates, his or her outstanding rights become exercisable under the guidelines described above for stock options.

Under the Plan, the Compensation Committee can grant the rights in conjunction with the awarding of non-qualified stock options or on a stand-alone basis. If the committee grants a right with a non-qualified stock option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related non-qualified stock options. The holder can exercise stand-alone stock appreciation rights during a period no longer than ten years, as determined by the Compensation Committee. Upon the exercise of a stock appreciation right, the holder receives cash, shares of SPX common stock or a combination of the two, in the discretion of the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock refers to shares of SPX common stock and restricted stock unit refers to the right to receive shares of SPX common stock in the future, subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The restricted shares become freely transferable when the restriction period expires. At the end of the restricted period for restricted stock units, the holder will be paid in cash, shares of SPX common stock or both, as determined by the Compensation Committee.

If a participant’s employment terminates during the restriction period due to death, disability or normal retirement, all restrictions on restricted stock and restricted stock units lapse. If employment terminates for any other reason, unless the award agreement provides otherwise, all restricted stock and restricted stock units are forfeited.

Performance Shares and Performance Units

A performance share is a right to receive shares of SPX common stock or equivalent value in the future, contingent on the achievement of performance or other objectives during a specified period. A performance unit represents a monetary amount as designated by the Compensation Committee, contingent on the achievement of performance or other objectives during a specified period.

The Committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Committee also determines whether the goals have been satisfied and the form of payment, which may be in cash, SPX common stock, restricted stock or a combination thereof.

Dividend Equivalents

At the discretion of the Compensation Committee, stock options, stock appreciation rights and other stock awards granted under the Plan may earn dividend equivalents if provided for in the applicable award agreement. In that case, the holder of the award would be credited with an amount equal to the cash or stock dividend that would have been paid on the shares of common stock covered by the award had the shares been issued and outstanding on the dividend record date.

Performance-Based Awards

The Compensation Committee may designate any award of restricted stock, restricted stock units, performance shares or performance units as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on any of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share, or costs. The number of shares of common stock that may be issued in any fiscal year with respect to restricted stock, restricted stock units or performance shares that are intended to be performance-based compensation may not exceed 2,000,000 shares.

Director Compensation

Non-employee directors are eligible to receive any type of award under the Plan at the discretion of the Compensation Committee. Each non-employee director also is entitled to receive a cash payment equal to an annual fixed amount (currently $40,000) and an additional payment in an amount determined by reference to the SPX Corporation EVA Incentive Compensation Plan. The EVA Plan is described in the Compensation Committee Report on Executive Officers’ Compensation on page 24. The additional payment, if any, equals the target bonus multiplied by the multiple earned by our Chief Executive Officer for that year under the EVA Plan. The target bonus is $20,000, unless the Compensation Committee sets another amount for a calendar year. The Governance Committee reviews the fixed amount and target bonus annually and may recommend changes to those amounts. The additional payment is made to the non-employee director at the same time and in the same manner as bonuses are paid under the EVA Plan, including application of the bonus reserve provisions. A non-employee director will receive his or her bonus bank balance if he or she ceases to be a director.

A non-employee director annually may elect to defer all or a portion of the cash amount payable to him or her. The election must apply to (1) his or her entire cash payment, (2) the entire fixed amount, or (3) the entire amount determined by reference to the EVA Plan. Deferred amounts will be held in the director’s name in a deferred account. Each director will select among investment alternatives designated by the Compensation Committee, which may include mutual funds or other securities, in which his or her deferred account shall be deemed invested. On the date of each annual meeting of stockholders, the deferred account balances will be adjusted upward or downward to reflect changes in the values of the investments. A director may change his or her investment elections as of each annual meeting date. The balance in a deferred account is payable to a director as of the earlier of his or her (1) attainment of age 70½, or (2) termination date. Payment will be a lump sum cash payment within 90 days thereafter, but in no event later than the December 31st of the year in which such event occurs.

Upon a change of control, any deferred cash payments and bonus reserve amounts are to be paid in a lump sum within 30 days of the change of control. In addition, each outstanding award held by a non-employee director becomes fully vested and, if applicable, immediately exercisable. For this purpose, a change of control includes the acquisition by any person, entity or group of related persons of 20% or more of the voting power of SPX’s securities; a change in the majority of the board of directors within a two-year period without the approval of the incumbent board; or approval by the shareholders of SPX of (1) liquidation of SPX, (2) the sale or disposition of all or substantially all of SPX’s assets, or (3) a reorganization, merger or consolidation (except where SPX’s stockholders continue to hold at least 80% of the voting power of the new or surviving entity).

Transferability

The recipient of an award under the Plan generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted stock or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, may establish rules and procedures to allow participants in the Plan to transfer non-qualified stock options to immediate family members or to certain trusts or partnerships.

Tax Consequences

The holder of an award granted under the Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Incentive Stock Options.    There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread” between the exercise price and the fair market value of SPX common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock’s appreciation until he or she sells the shares.

Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale, and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a non-qualified stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

Non-Qualified Stock Options.    There are no federal income tax consequences to us or to the recipient of a non-qualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a non-qualified stock option in an amount equal to the spread.

Stock Appreciation Rights.    There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares. The holder of a restricted stock unit does not recognize taxable income upon the grant of the unit. When the restrictions lapse, the holder recognizes ordinary income equal to the fair market value of the shares or amount of cash transferred to the holder. Generally, at the time the holder recognizes taxable income with respect to restricted stock or restricted stock units, we will receive a deduction in the same amount.

Performance Shares and Performance Units.    There are no tax consequences associated with the grant of performance shares or performance units, but the holder recognizes ordinary income (treated as compensation) upon a payment on the performance shares or performance units and we receive a corresponding tax deduction.

Excise Taxes.    Under certain circumstances, the accelerated vesting or exercise of options in connection with a change of control of SPX might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

Generally, the Board of Directors may amend or terminate the Plan at any time without stockholder approval. Without stockholder approval, however, the Board may not: (1) increase the number of shares of SPX stock available for issuance under the Plan; (2) change the types of awards available under the Plan; (3) materially change the provisions of the Plan relating to the method for determining the exercise price of an option; (4) materially expand the class of individuals eligible for awards under the Plan; (5) extend the period during which awards may be granted; or (6) extend the maximum period during which a holder may exercise options or stock appreciation rights. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participants or beneficiaries must consent to the action.

The Board of Directors unanimously recommends a vote FOR the approval of the 2003 Stock Incentive Plan.

Independent Public Auditor

On June 7, 2002, we dismissed Arthur Andersen LLP as our principal public accountants and engaged Deloitte & Touche LLP to serve as our principal public accountants for fiscal year 2002. This decision was made by the Board of Directors, upon the recommendation of the Audit Committee.

Andersen’s reports on our consolidated financial statements of SPX and its subsidiaries for the two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. Andersen’s report refers to SPX’s adoption on January 1, 2001 of the Financial Accounting Standards Board Opinion No. 133.

During our two fiscal years ended December 31, 2001 and the subsequent interim period through June 7, 2002, there were no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

During our two fiscal years ended December 31, 2001 and the subsequent interim period through June 7, 2002, we did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Board has engaged Deloitte & Touche as our auditor for 2003. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

During fiscal year 2002, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

Audit Fees		$3,175,000

All Other Fees
Financial and tax due diligence	$700,000
Tax services, primarily including tax compliance and planning	1,967,000
Other	222,000

Total All Other Fees		$2,889,000

We did not retain Deloitte & Touche for financial information systems, design and implementation during 2002. A substantial amount of “All Other Fees” relates to services traditionally provided by auditors, such as, but not limited to, registration statement filings, accounting research and other services. The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2002, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Tina Betlejewski, Director of Corporate Communications, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee is established by the Board of Directors for the primary purpose of assisting the board in overseeing the:

•	integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent auditors’ qualifications and independence,

•	performance of the Company’s internal audit function and independent auditors, and

•	Company’s system of disclosure controls and system of internal controls that management and the Board have established.

Management is responsible for the Company’s financial reporting process including its system of internal control, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and compliance with legal and regulatory requirements. We rely, without independent verification, on management’s representation that the financial statements of the Company are prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and that the Company is in compliance with legal and regulatory requirements.

Consistent with this function, the Audit Committee continually will encourage the improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee will also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable statutes and the rules and regulations of the SEC and the NYSE), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Examples of relationships that could impair independence include:

•	Employees. Individuals that have been employed by the Company or any of its affiliates within the last 5 years.

•	Immediate Family. An individual who is an immediate family member of an individual who has been an executive officer of the Company or any of its affiliates within the last 5 years.

•	Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company’s executives serves on that corporation’s compensation committee.

•	Business Relationship. Individuals that (i) are partners, controlling shareholders or executive officers of an organization that has a business relationship with the Company, or (ii) have direct business relationships with the Company (e.g. as a consultant). However, the Board of Directors may determine that the relationship does not interfere with the exercise of independent judgment, taking into consideration, among other things, the materiality of the relationship to the Company. If the Committee determines that a relationship is not material, the Company must disclose in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

All members of the Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least twice annually, or more frequently as circumstances dictate and each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly, by teleconference or in person, with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

2.	Review and discuss with management the Company’s annual financial, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing.

4.	Discuss periodically earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

1.	Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work on the Company’s consolidated financial statements. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditors’ performance of permissible nonaudit services is compatible with the auditors’ independence.

2.	Review with the independent auditors any problems or difficulties and management’s response and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;
•	other material written communications between the independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

3.	At least annually, obtain and review a report by the independent auditors describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditors’ independence) all relationships between the independent auditors and the Company. Any relationships or services that impact the objectivity and independence of the independent auditors will be presented to the Board of Directors along with a corrective action plan.

4.	Report at least annually to the Board regarding the Committee’s assessment of the independent auditors’ performance and independence.

5.	Obtain assurance from the independent auditors that they are not aware of any illegal acts by employees or management of the Company as set forth in Section 10A(b) of the Securities Exchange Act of 1934.

6.	Maintain a policy by which the Committee, or its designate, reviews and pre-approves both audit and nonaudit services to be provided by the independent auditors (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

7.	Maintain a policy to set forth clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditors.

8.	Monitor the partner rotation of the independent auditing firm.

Financial Reporting Processes and Accounting Policies

1.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with representatives of management on a periodic basis to discuss any matters of concern arising from the disclosure committee’s quarterly process to assist the CEO and CFO in their Sarbanes-Oxley Act of 2002 Section 302 certifications.

2.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Review analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

4.	Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

6.	Review and approve all related party transactions.

Internal Audit

1.	Review and advise on the selection or removal of the internal audit director.

2.	Review activities, organizational structure, and qualifications of the internal audit function.

3.	Annually, review and recommend changes (if any) to the internal audit charter.

4.	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

5.	Review with the internal audit function of the Company the proposed audit plan for the coming year, staffing, audit procedures to be utilized and the coordination of the plan with the independent auditors. During this review the independence, objectivity, and authority of the internal audit function will be assessed.

Other Responsibilities

1.	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

2.	Periodically review compliance monitoring programs in place within the Company. Consider input of auditors, general counsel and compliance officer(s), as appropriate. During this review, legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance programs will be assessed.

3.	Review directors’ and officers’ expense account audit results.

4.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

5.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement, including, but not limited to whether the Committee:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent auditors the matters required to be discussed by SAS 61.

•	Received disclosures from the auditors regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.

•	Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	That the Committee has adopted and complied with its charter.

6.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

7.	Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for the purpose, if appropriate.

8.	Appoint the independent auditors for the purpose of preparing or issuing an audit report or related work for the financial statements of the Company’s benefit plans.

9.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

SPX CORPORATION

2003 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

1.1.    History and Purpose.  SPX Corporation, a Delaware corporation (the “Company”), previously established the SPX Corporation 2002 Stock Option Plan (the “2002 Stock Option Plan”) to advance the interests of the Company and its Subsidiaries and divisions by encouraging and providing for the acquisition of equity interests in the Company by key employees, thereby increasing their stake in the future growth and prosperity of the Company, and furthering key employees’ identity of interest with those of the Company’s stockholders, and enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of key employees. The Company also previously established the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan (the “1997 Non-Employee Directors’ Plan”) for the purpose of attracting, retaining, retaining, motivating and compensating those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

The Company has adopted this SPX Corporation 2003 Stock Incentive Plan (the “Plan”) to provide a single plan for the purpose of attracting, motivating, retaining and compensating directors, employees and other persons providing material services to the Company and Subsidiaries and furthering their identity of interest with those of the Company’s stockholders. The Plan is intended to be a replacement for the 2002 Stock Option Plan and the 1997 Non-Employee Directors’ Plan, and no further awards will be granted under the 2002 Stock Option Plan or 1997 Non-Employee Directors’ Plan on or after the Effective Date.

1.2.    Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees, directors and other individuals providing material services to the Company and the Subsidiaries, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

ARTICLE II

ADMINISTRATION

2.1.     Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in a committee appointed by the Board to administer the Plan, consisting of three or more members of the Board, each of whom constitutes a “non-

employee director” (within the meaning of Rule 16b-3 issued under the Securities Exchange Act of 1934) and an “outside director” (within the meaning of Section 162(m) of the Code). Unless determined otherwise by the Board, the Compensation Committee of the Board shall act as the “Committee” under the Plan.

2.2.    Powers of Committee.   The Committee’s authority to manage and control the operation and administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select the employees and other individuals providing services to the Company who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article 9 and Section 3.10) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, director or other individual, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

2.3.     Delegation by Committee.   Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

2.4.     Information to be Furnished to Committee.   The Company and Subsidiaries shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

2.5.     Liability and Indemnification of Committee.   No member or authorized delegate of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Board and Committee, the individual members thereof, and persons acting as their authorized delegates under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Board, the Committee, or its members or authorized delegates by reason of the performance of a Board or Committee function if the Board, Committee or their members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

ARTICLE III

OPTIONS

3.1.     Options.   The grant of an “Option” entitles the Participant to purchase shares of Common Stock at a price fixed at the time the Option is granted, subject to the terms of this Article 3. Options granted under this Article 3 may be either Incentive Stock Options or Nonqualified Stock Options, as determined in the discretion of the Committee at the time the Option is granted, provided that only employees of the Company and Subsidiaries may be granted Incentive Stock Options. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A “Nonqualified Stock Option” is an Option that is not an Incentive Stock Option. To the extent that an Option designated as an Incentive Stock Option fails to satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Stock Option.

3.2.     Eligibility.   The Committee shall designate the Participants to whom Options are to be granted, the number of shares of Common Stock subject to each such Option, and the terms, conditions, limitations and restrictions applicable to the Option.

3.3.     Price.   The exercise price of each Option granted under the Plan shall be established by the Committee at the time the Option is granted or shall be determined under a method established by the Committee at the time the Option is granted, provided that the exercise price of an Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

3.4.     Exercisability.   The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service or achievement of performance standards prior to exercise of the Option. The exercise of an Option will result in the surrender of any tandem Stock Appreciation Right.

3.5.     Expiration Date.   The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the tenth anniversary of the grant date. If an Option is granted in tandem with a Stock Appreciation Right, then the Expiration Date for the Option shall be the Expiration Date for the related Stock Appreciation Right.

3.6     Effect of Date of Termination.   In the event that the Participant’s Date of Termination occurs for reasons of death, Disability or Retirement, any outstanding Options shall become fully vested and immediately exercisable for the shorter of the two year period following such Date of Termination or the Expiration Date of the Option, unless the Committee determines a shorter exercise period is appropriate. Unless specifically provided otherwise in an Award Agreement, any portion of an Option that is not vested and exercisable on the Participant’s Date of Termination (and does not become vested on such date under the foregoing provisions of this Section 3.6) shall be forfeited on the Date of Termination and may not thereafter be exercised.

3.7.     Payment of Option Exercise Price.   Subject to the following provisions of this Section 3.7, the full purchase price of each share of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Committee, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, the shares so purchased shall be delivered to the person entitled thereto. The purchase price shall be payable in cash, by surrender (including by attestation of ownership) of shares of Common Stock valued at Fair Market Value as of the day of exercise that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee. To the extent permitted by the Committee, a Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement.

3.8.     Reload Provision.   In the event the Participant exercises an Option and pays all or a portion of the purchase price or tax withholding in Common Stock (whether by delivery of shares or attestation to ownership) in the manner permitted under Section 3.7, such Participant (either pursuant to the terms of the Option grant or at the discretion of the Committee at the time the Option is exercised) may be issued a new Nonqualified Stock Option to purchase additional shares of Common Stock equal to the number of shares of Common Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price or tax withholding in shares of Common Stock. Options that are outstanding on the Effective Date under the 2002 Stock Option Plan or the 1997 Non-Employee Directors’ Plan that provide for replacement Options shall be awarded replacement Options under this Section 3.8 to the extent that previously-owned shares of Common Stock are used to pay the purchase price or tax withholding on exercise of such Options.

3.9.     Post-Exercise Limitations.   The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and such other factors as the Committee determines to be appropriate.

3.10.     Repricing.   Except for adjustments pursuant to Section 8.3 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

ARTICLE IV

STOCK APPRECIATION RIGHTS

4.1.    Definition.  A “Stock Appreciation Right” granted under the Plan entitles the Participant to receive, in cash or Common Stock (as determined in accordance with Section 4.7), value equal to the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) the exercise price specified by the Committee at the time the Stock Appreciation Right is granted.

4.2.    Eligibility.  The Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under this Article 4, the number of shares of Common Stock subject to each such Stock Appreciation Right, and the terms, conditions, limitations and restrictions applicable to the Stock Appreciation Right.

4.3.    Exercise Price.  The exercise price of each Stock Appreciation Right granted under the Plan shall be established by the Committee at the time the Stock Appreciation Right is granted or shall be determined under a method established by the Committee at the time the Stock Appreciation Right is granted, provided that such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

4.4.    Exercisability.  The terms and conditions relating to exercise of a Stock Appreciation Right shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service or achievement of performance standards prior to exercise of the Stock Appreciation Right. The exercise of a Stock Appreciation Right will result in the surrender of any tandem Option.

4.5.    Expiration Date.  The “Expiration Date” with respect to a Stock Appreciation Right means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Stock Appreciation Right shall not be later than the tenth anniversary of the grant date. If the Stock Appreciation Right is granted in tandem with an Option, then the “Expiration Date” for the Stock Appreciation Right shall be the Expiration Date for the related Option.

4.6    Effect of Date of Termination.  In the event that the Participant’s Date of Termination occurs for reasons of death, Disability or Retirement, any outstanding Stock Appreciation Rights shall become fully vested and immediately exercisable for the shorter of the two year period following such Date of Termination or the Expiration Date of the Stock Appreciation Right, unless the Committee determines a shorter exercise period is appropriate. Unless specifically provided otherwise in an Award Agreement, any portion of a Stock Appreciation Right that is not vested and exercisable on the Participant’s Date of Termination (and does not become vested on such date under the foregoing provisions of this Section 4.6) shall be forfeited on the Date of Termination and may not thereafter be exercised.

4.7.    Settlement of Stock Appreciation Rights.  Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant in accordance with Section 4.1, shall be distributed in cash, in shares of Common Stock (valued at their Fair Market Value at the time of exercise), or in a combination thereof, in the discretion of the Committee.

4.8.    Post-Exercise Limitations.  The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and such other factors as the Committee determines to be appropriate.

ARTICLE V

RESTRICTED STOCK; RESTRICTED STOCK UNITS

5.1.    Definitions.  “Restricted Stock” is a grant of shares of Common Stock, and a “Restricted Stock Unit” is the grant of the right to receive shares of Common Stock in the future, with such shares of Common Stock, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

5.2.    Eligibility; Terms of Awards.  The Committee shall designate the Participants to whom Restricted Stock or Restricted Stock Units are to be granted and the number of shares of Common Stock or units that are subject to each such Award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate.

5.3.    Restricted Period.  During the Restricted Period with respect to an Award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(a) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) The Participant shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in shares of Common Stock or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(c) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2003 Stock Incentive Plan of SPX Corporation, rules and

administration adopted pursuant to such Plan, and a Restricted Stock Agreement dated                                 . A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of SPX Corporation.”

5.4.    Removal of Restrictions.  Except as otherwise provided in the Plan or an Award Agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the Participant. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in Section 5.3(c) shall be delivered to the Participant. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, shares of Common Stock, or any combination thereof, as determined by the Committee.

5.5.    Effect of Date of Termination.  In the event that the Participant’s Date of Termination occurs for reasons of death, Disability or Retirement, all Awards of Restricted Stock and Restricted Stock Units subject to a Restricted Period on such Date of Termination shall become fully vested and the Restricted Period shall end with respect to such Awards. Unless specifically provided otherwise in an Award Agreement, any Restricted Stock or Restricted Stock Units that are subject to a Restricted Period on the Participant’s Date of Termination for any reason other than death, Disability or Retirement, shall be permanently forfeited on such Date of Termination.

ARTICLE VI

PERFORMANCE SHARES; PERFORMANCE UNITS

6.1.    Definitions.

(a)    Performance Shares.  A “Performance Share” is the grant of a right to receive shares of Common Stock or the value thereof in the future, contingent on the achievement of performance or other objectives during a specified period.

(b)    Performance Units.  A “Performance Unit” is the grant of units, with each unit representing a monetary amount or value as designated by the Committee, which is contingent on the achievement of performance or other objectives during a specified period.

6.2.    Eligibility; Terms of Awards.  The Committee shall designate the Participants to whom Performance Shares and Performance Units are to be granted, the number of shares or units that are subject to each such Award and the value of a unit, subject to such conditions, limitations and restrictions as the Committee, in its sole discretion, deems appropriate. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Award is granted.

6.3.    Settlement of Performance Shares and Units.  If the applicable conditions relating to the vesting or earning of a Performance Share or Performance Unit are satisfied, in whole or in part, as determined by the Committee in its sole discretion, then the Participant shall be entitled to receive a payment equal to the value of the Performance Share or Performance Unit, as applicable, times the number of shares or units so earned. Payment shall be made as soon as administratively practicable in cash, Common Stock, Restricted Stock or in any combination thereof, as determined by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

ARTICLE VII

DIRECTOR COMPENSATION

7.1.    Awards to Directors.  Non-Employee Directors shall be eligible to receive any Award available under the Plan, subject to the terms, conditions and limitations established by the Committee at the time the Award is made.

7.2.    Cash Payments.  With respect to service during each calendar year (or portion thereof) on or after January 1, 2003, each Non-Employee Director shall be entitled to receive a “Cash Payment” equal to (i) the Fixed Cash Amount (defined below) for such year, plus (ii) the EVA Cash Amount (defined below) multiplied by the EVA Plan Bonus Multiple for such calendar year. The amount payable to a Non-Employee Director with respect to the EVA Plan Bonus Multiple shall be determined and paid in the same manner as bonuses are determined and paid under the bonus reserve provisions of the SPX Corporation EVA Incentive Compensation Plan (the “EVA Plan”); provided, however, that in applying such provisions all personal performance criteria shall be deemed to be fully satisfied and full payment of any amounts credited to the bonus reserve shall be made at the time the Non-Employee Director ceases to be a director of the Company for any reason. Subject to the following provisions of this Section 7.2, payment of all or a portion of the Cash Payment otherwise payable to the Non-Employee Director for a calendar year may be deferred by the filing of a deferral election, in the form determined by the Company, prior to the first day of such calendar year. Such deferral election for a calendar year must apply to (1) the entire Cash Payment for such calendar year, (2) the Fixed Cash Amount only, or (3) to the portion of the Cash Payment determined by reference to the EVA Plan. The amount of Cash Payment so deferred shall be credited to a Deferral Account in the Non-Employee Director’s name in accordance with Section 7.3.

For purposes of this Section 7.2, the Fixed Cash Amount shall mean $40,000 per year, or such other amount as may be in effect for a calendar year, as determined by the Committee. The “EVA Cash Amount” shall mean $20,000 or such other amount as may be in effect for a calendar year, as determined by the Committee. The Fixed Cash Amount and EVA Cash Amount are subject to annual review by the Governance Committee of the Company’s Board of Directors, and may be changed based on the recommendations of that committee.

7.3.    Deferred Account.  Each Non-Employee Director with a Deferred Account under the 1997 Non-Employee Directors’ Plan shall have the balance in such plan transferred to this Plan on the Effective Date. Each other Non-Employee Director who elects to have the receipt of Cash Payments deferred in accordance with Section 7.2 shall have a Deferred Account established as of the date such Cash Payment would have been payable to the Non-Employee Director absent such deferral election. Subject to such rules and limitations as the Committee may determine, each Participant shall designate from among the assumed investment alternatives established by the Committee, one or more assumed investments in which the amounts to be credited to his or her Deferred Account shall be deemed invested. As of each Valuation Date (as defined below), a Non-Employee Director’s Deferred Account balance shall be adjusted upward or downward to reflect increases and decreases in the fair market value of the investments in which it is deemed invested during the period since the immediately preceding Valuation Date. For purposes of this Article 7, the term “Valuation Date” shall mean the date of each Annual Meeting of Stockholders, the date of any distribution under Section 7.5 with respect to the Non-Employee Director receiving such distribution, and such other dates as the Committee shall determine in its sole discretion.

7.4.    Investment Alternatives.  The Committee shall designate the assumed investment alternatives that will be available from time to time under the Plan for purposes of measuring the investment return of a Non-Employee Director’s Deferred Account under Section 7.3. Such assumed investment alternatives may include mutual funds or other securities designated by the Committee. Subject to such rules and limitations as the Committee may determine, each Non-Employee Director shall designate from among the assumed investment alternatives established by the Committee, one or more assumed investments in which the deferred Cash Payment amounts to be credited to his or her Deferred Account shall be deemed invested. A Non-Employee Director may change the assumed investment alternatives in which his or her Deferred Account is deemed invested effective as of the date of any Annual Meeting, by filing an election with the Company prior to such date in the form determined by the Committee.

7.5.    Distribution of Deferred Accounts.  The balance in a Non-Employee Director’s Deferred Account shall be payable as of the first to occur of (i) attainment of age 70 1/2, or (ii) such Non-Employee Director’s Date of Termination. Such payment will be made in a lump sum cash payment no later than 90 days after attainment of age 70 1/2 or Date of Termination, as applicable, but in no event later than the December 31st of the calendar year in which such event occurs. If the Non-Employee Director’s Date of Termination occurs by reason of death, payment shall be made to the beneficiary or beneficiaries designated by such Non-Employee Director in a writing filed with the Company or by will. If no such beneficiary is designated by the Non-Employee Director, or the designated beneficiary does not survive the Non-Employee Director, then payment shall be made to the legal representative of the Non-Employee Director’s estate.

7.6.    Effect of Change in Control.  Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control (as defined below) (i) the entire balance of any Deferred Account maintained pursuant to Section 7.3, and any bonus reserve amounts not yet paid pursuant to Section 7.2, shall be paid in a lump sum cash payment as soon as practicable but in no event later than 30 days following the date of such Change in Control, and (ii) each outstanding Award held by a Non-Employee Director shall become fully vested and, if applicable, immediately exercisable. For purposes of this Article 7, a “Change in Control” shall be deemed to occur if:

(a) Any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding for this purpose, the Company or any subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, then no Change in Control shall be deemed to have occurred; or

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement to effect a transaction described elsewhere in this Section 7.6) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination of election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) The stockholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets, or a plan of reorganization, merger or consolidation of the Company with any other corporation, except for a reorganization, merger or consolidation in which the security owners of the Company immediately prior to the reorganization, merger or consolidation continue to own at least eighty percent (80%) of the voting securities of the new (or continuing) entity immediately after such reorganization, merger or consolidation.

ARTICLE VIII

MISCELLANEOUS

8.1.    Effective Date.  The Plan shall be effective as of the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on a date that is more than ten years after the Effective Date.

8.2.    Shares Subject to Plan.  The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 8.3 and the following provisions of this Section 8.2, the number of shares of Common Stock which may be issued with respect to Awards under the Plan shall not exceed 20,150,000 shares in the aggregate, reduced by the number of shares of Common Stock issued prior to the Effective Date or subject to outstanding awards on the Effective Date under the 2002 Stock Option Plan and the 1997 Non-Employee Directors’ Plan. The number of shares which may be issued with respect to Options and Stock Appreciation Rights under the Plan to any one individual in any fiscal year shall not exceed 2,000,000 shares. Any shares subject to an Award under this Plan, the 2002 Stock Option Plan, or the 1997 Non-Employee Directors’ Plan, which for any reason expires or is terminated on or after the Effective Date without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall be added back to the shares available for Awards under the Plan.

8.3.    Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Common Stock available under the Plan; (ii) the number of shares of Common Stock subject to outstanding Awards; and (iii) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares; provided, however, all or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and either: (i) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (ii) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

(c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled and either (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

In determining what action, if any, is necessary or appropriate under the foregoing provisions of this Section 8.3, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

8.4.    Dividend Equivalents.  In addition to the provisions of Section 5.3(b), Stock Options, Stock Appreciation Rights and Stock Awards may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. If so provided, then with respect to any such Award which is outstanding on the dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish rules and procedures governing the crediting of dividend equivalents, including, without limitation, the amount, timing, form of payment, and other conditions and restrictions applicable to such dividend equivalents.

8.5.    Performance-Based Awards.  The Committee may designate whether any Stock Award granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Stock Awards that are intended to be performance-based compensation under this Section 8.5, the grant of the Award and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Stock Award to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of shares of Common Stock which may be issued in any fiscal year with respect to Restricted Stock, Restricted Stock Units or Performance Shares that are intended to performance-based compensation under this Section 8.5 shall not exceed 2,000,000 shares.

8.6.     Limit on Distribution.  Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

8.7.     Withholding.  All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Common Stock which the Participant already owns (including by attestation of ownership), or to which a Participant is otherwise entitled under the Plan; provided however, the Committee, in its discretion, may provide that only shares of Common Stock that have been held by the Participant for at least six months may be used to satisfy tax withholding that exceeds the minimum tax withholding required by law.

8.8.    Transferability.  Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Under such rules and procedures as the Committee may establish, the holder of a Nonqualified Stock Option may transfer such Option to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the Agreement with respect to such Option expressly so permits or is amended to so permit, and the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to its transfer. The Committee may also amend the Agreement applicable to any outstanding Nonqualified Stock Option to permit such transfers. Any Nonqualified Stock Option not granted pursuant to an Agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable.

8.9.    Notices.  Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

8.10.    Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.11.    Agreement With Company.  At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (an “Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

8.12.    Limitation of Implied Rights.

(a)    Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee by any of the Company or any Subsidiary that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights.

8.13.    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.14.    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

8.15.    Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.16.    Governing Law.  The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina.

ARTICLE IX

AMENDMENT AND TERMINATION

The Board may amend or terminate the Plan at any time, provided that, subject to Section 8.3 (relating to certain adjustments to shares), no such action may, without the consent of the Company’s stockholders, (i) increase the aggregate number of shares of Common Stock available for issuance under the Plan, (ii) change the types of Award available under the Plan, (iii) materially change the provisions of the Plan relating to the method for determining the exercise price of an Option, (iv) materially expand the class of individuals eligible for Awards under the Plan, (v) extend the period during which Awards may be granted, or (vi) extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised; provided further that, no such action shall materially adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, without the consent of such Participant or beneficiary.

ARTICLE X

DEFINED TERMS

In addition to the terms defined elsewhere in the Plan, the terms listed below shall be defined as follows:

(a)    Award.  The term “Award” shall mean an Option, Stock Appreciation Right or Stock Award granted to a Participant under the Plan and, to the extent applicable with respect to a Non-Employee Director, shall also mean Cash Payments.

(b)    Board.  The term “Board” shall mean the Board of Directors of the Company.

(c)    Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)    Committee.  The term “Committee” means the committee appointed by the Board to administer the Plan, as set forth in Section 2.1.

(e)    Common Stock.  The term “Common Stock” shall mean shares of common stock of the Company.

(f)    Date of Termination.  A Participant’s “Date of Termination” shall be the date on which the Participant both ceases to be an employee of the Company and Subsidiaries and ceases to perform any material services for the Company or Subsidiaries as a director, consultant or otherwise; provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary. If, as a result of a sale or other transaction, the entity for which the Participant provides services ceases to be a Subsidiary (and such entity is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

(g)    Disability.  Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” if the Participant has been determined to be disabled the terms of a long-term disability plan maintained by the Company or Subsidiaries. If the Participant is a Non-Employee Director, or is not covered by such a long-term disability plan, then Disability shall be determined by the Committee in its sole discretion.

(h)    Fair Market Value.  The “Fair Market Value” of a share of Common Stock as of any date shall mean the closing price of the Common Stock for such date, as reported in the “NYSE-Composite Transactions” section of the Midwest Edition of the Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).

(i)    Non-Employee Director.  Means a member of the Board who is not also an employee of the Company or a Subsidiary.

(j)    Option.  The term “Option” shall mean any Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(k)    Retirement.  The term “Retirement” means normal retirement, as defined under the then established rules of the Company. To the extent determined by the Committee in its sole discretion, which need not be exercised uniformly for all Participants or all types of

Awards, “Retirement” may also mean early retirement (as defined under the then established rules of the Company), subject to any conditions and limitations the Committee may provide with respect to any Awards becoming vested due to early retirement.

(l)    Stock Award.  The term “Stock Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, as applicable.

(m)    Subsidiary.  The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

P R O X Y	PROXY/VOTING INSTRUCTION CARD SPX CORPORATION Charlotte, North Carolina ANNUAL MEETING APRIL 23, 2003 This Proxy is Solicited on behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O’Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on April 23, 2003 at 9:00 a.m. (Eastern Time) with authority to vote at said meeting, and any adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for Items 1 and 2.

Election of a Director, Nominee:

01. John B. Blystone

SEE REVERSE

        SIDE

é FOLD AND DETACH HERE é

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2003

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 9:00 a.m. (Eastern Time) on Wednesday, April 23, 2003 at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, for the following purposes:

1.	To elect one director to the Board of Directors.
2.	To approve the 2003 Stock Incentive Plan.
3.	To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 7, 2003 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone, by Internet or by completing and signing the attached proxy/voting instruction card. If you choose to vote by mail, detach the card from this letter and return it in the postage paid envelope enclosed in this package. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For shareholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participant accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

CHRISTOPHER J. KEARNEY
Vice President, Secretary and General Counsel

X	Please mark your votes as in this example.	5335

The Board of Directors recommends a vote “FOR” Items 1 and 2.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN

1. Election of Director (see reverse)	☐	☐	2. Approval of 2003 Stock Incentive Plan	☐	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate the capacity in which they are signing.

SIGNATURE(S)	DATE

é FOLD AND DETACH HERE é

Dear Stockholder:

We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
Using a touch-tone phone call toll-free:	1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct:	1-201-536-8073

To Vote by Internet:
Log on to the Internet and go to the website:	http://www.eproxyvote.com/spw

Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES

YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.